                                                                     Exhibit 4.4


                                     Form of

                           UNIT and WARRANT AGREEMENT

                                     Between

                          ANTHRA PHARMACEUTICALS, INC.

                                       and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                as Unit Agent, Warrant Agent and Transfer Agent


                        -------------------------------
                        Dated as of September ___, 1998
                        -------------------------------

                                TABLE OF CONTENTS

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                                                                                                               Page
   ARTICLE I DEFINED TERMS........................................................................................2
   ARTICLE II DISTRIBUTION OF UNIT, WARRANT AND COMMON STOCK CERTIFICATES.........................................3
      2.1.  Appointment of Unit Agent, Warrant Agent and Transfer Agent...........................................3
      2.2.  Issuance and Distribution of Unit Certificates, Warrant Certificates and Common Stock Certificates....4
      2.3.  Form of Unit Certificates.............................................................................4
      2.4.  Execution of Unit Certificates........................................................................5
      2.5.  Form of Warrant Certificates..........................................................................5
      2.6.  Execution of Warrant Certificates.....................................................................5
      2.7.  Exchange of Unit Certificates.........................................................................5
      2.8.  Transfer of Units and Warrants........................................................................6
   ARTICLE III WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS....................................................6
      3.1.  Applicable Exercise Price.............................................................................6
      3.2.  Exercisability of Warrants............................................................................6
      3.3.  Procedure for Exercise of Warrants....................................................................6
      3.4.  Issuance of Warrant Shares............................................................................7
      3.5.  Certificates for Unexercised Warrants.................................................................7
      3.6.  Reservation of Shares.................................................................................7
      3.7.  Disposition of Proceeds...............................................................................8
   ARTICLE IV REDEMPTION OF WARRANTS..............................................................................8
      4.1.  Redemption Price and Trigger Price....................................................................8
      4.2.  Payment of Redemption Price...........................................................................8
   ARTICLE V ADJUSTMENTS AND NOTICE PROVISIONS....................................................................8
      5.1.  Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.........................8
      5.2.  No Adjustment for Dividends..........................................................................12
      5.3.  Other Adjustments....................................................................................12
      5.4.  Notice of Adjustment.................................................................................12
      5.5.  Notices of Corporate Action..........................................................................12
      5.6.  Notice of Redemption.................................................................................13
      5.7.  Verification of Computations.........................................................................13
      5.8.  Effect of Failure to Give Notice.....................................................................13
      5.9.  Warrant Certificate Amendments.......................................................................14
   ARTICLE VI OTHER PROVISIONS RELATING TO RIGHTS OF REGISTERED HOLDERS OF UNIT CERTIFICATES AND WARRANT
                         CERTIFICATES............................................................................14
      6.1.  Rights of Unit Holders...............................................................................14
      6.2.  Rights of Warrant Holders............................................................................14
      6.3.  Lost, Stolen, Mutilated or Destroyed Unit Certificates or Warrant Certificates.......................14
   ARTICLE VII TRANSFER AND REGISTRATION OF UNITS AND WARRANTS; LISTING OF WARRANT SHARES........................15
      7.1.  Sale of Units, Warrants and Warrant Shares...........................................................15
      7.2.  Registration of Units, Warrants and Warrant Shares...................................................15

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
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
      7.3.  Listing of Warrant Shares on Securities Exchanges....................................................16
      7.4.  Availability of Information..........................................................................16
   ARTICLE VIII SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF UNIT CERTIFICATES AND WARRANT
                         CERTIFICATES............................................................................16
      8.1.  Split Up, Combination, Exchange and Transfer of Unit Certificates and Warrant Certificates...........16
      8.2.  Cancellation of Unit Certificates and Warrant Certificates...........................................17
      8.3.  Agreement of Unit Certificate and Warrant Certificate Holders........................................18
   ARTICLE IX PROVISIONS CONCERNING THE UNIT AGENT AND THE WARRANT AGENT AND OTHER MATTERS.......................18
      9.1.  Payment of Taxes and Charges.........................................................................18
      9.2.  Resignation or Removal of Unit Agent or Warrant Agent................................................18
      9.3.  Notice of Appointment................................................................................19
      9.4.  Merger of Unit Agent or Warrant Agent................................................................19
      9.5.  Company Responsibilities.............................................................................19
      9.6.  Certification for the Benefit of Unit Agent or Warrant Agent.........................................20
      9.7.  Books and Records....................................................................................20
      9.8.  Liability of Unit Agent and Warrant Agent............................................................20
      9.9.  Use of Attorneys, Agents and Employees...............................................................21
      9.10. Indemnification......................................................................................21
      9.11. Acceptance of Agency.................................................................................21
      9.12. Changes to Agreement.................................................................................21
      9.13. Assignment.  22
      9.14. Successor to Company.................................................................................22
      9.15. Notices.     22
      9.16. Defects in Notice....................................................................................23
      9.17. Governing Law........................................................................................23
      9.18. Standing.    23
      9.19. Headings.    23
      9.20. Counterparts.........................................................................................23
      9.21. Conflict of Interest.................................................................................23
      9.22. Availability of the Agreement........................................................................24

EXHIBITS:

EXHIBIT A - Form of Unit Certificate

EXHIBIT B - Form of Warrant Certificate

                           UNIT AND WARRANT AGREEMENT


         THIS UNIT AND WARRANT AGREEMENT, dated as of September __, 1998, is made and entered into by and between ANTHRA PHARMACEUTICALS, INC., a Delaware corporation ("Anthra" or the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as unit agent (in such capacity, the "Unit Agent"), warrant agent (in such capacity, the "Warrant Agent") and transfer agent (in such capacity, the "Transfer Agent").

         The Company has made an initial public offering (the "Offering") of up to 2,300,000 Units (including up to 300,000 Units that may be offered pursuant to the underwriters' over-allotment option), each Unit (a "Unit") consisting of one share of common stock, par value $.01 per share, of the Company (the "Common Stock"), and one Class A redeemable Common Stock purchase warrant (each a "Warrant") that entitles the holder to initially purchase one share of Common Stock, subject to modification and adjustment as provided herein.

         On the closing date of the Offering (together with the closing date, if any, on which Units are sold by the Company to the underwriters pursuant to the underwriters' over-allotment option, the "Closing Date"), the Company proposes to issue certificates evidencing the Units (such Unit certificates issued pursuant to this Agreement being hereinafter collectively called the "Unit Certificates") and certificates evidencing the shares of Common Stock and the Warrants included in each Unit. From and after the Separation Date (as hereinafter defined), the Unit Agent will deliver certificates evidencing the Warrants and certificates evidencing the Common Stock included in each Unit upon surrender of the Unit Certificates by the holders thereof (such Warrant certificates and Common Stock certificates being hereinafter collectively called the "Warrant Certificates" and the "Common Stock Certificates," respectively). The Company desires the Unit Agent, the Warrant Agent and the Transfer Agent, and the Unit Agent, the Warrant Agent and the Transfer Agent have agreed, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and surrender of the Unit Certificates, the Warrant Certificates and the Common Stock Certificates, respectively.

         In connection with the Offering, the Company included in its registration statement on Form S-1 (Reg. No. 333-47725) filed with the Securities and Exchange Commission (the "SEC") the Units, the shares of Common Stock and the Warrants underlying the Units and the shares of the Company's Common Stock issuable upon exercise of the Warrants (collectively, the "Warrant Shares"). The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits, documents incorporated by reference therein and any information deemed to be included by Rule 430A or Rule 424 under the Securities Act.

         The Company and the Unit Agent, the Warrant Agent and the Transfer Agent desire to set forth in this Agreement, among other things, the form and provisions of each of the Unit Certificates and the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with (i) the sale of Unit Certificates,
(ii) the exchange of Unit Certificates for Warrant Certificates and Common Stock Certificates and (iii) the exercise of the Warrants.

         In consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

                                  DEFINED TERMS

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "Adjustment Event" is defined in Section 5.1.

                  "AMEX" means the American Stock Exchange.

                  "Applicable Exercise Price" is defined in Section 3.1.

                  "Closing Date" is defined in the preamble.

                  "Closing Price" is defined in Section 5.1(d)(i).

                  "Common Stock" is defined in the preamble.

                  "Common Stock Certificate" is defined in the preamble.

                  "Company" is defined in the preamble.

                  "Corporate Office" is defined in Section 3.3.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Date" is defined in Section 3.3.

                  "Exercise Deadline" is defined in Section 3.2.

                  "Exercise Period" is defined in Section 3.2.

                  "Material Event" means the occurrence of any of the following events: (i) any capital reorganization of the Company or reclassification of the Company's Common Stock (other than a change in the par value of the Company's Common Stock), (ii) any merger of the Company with or into another person (including any individual, partnership, joint venture, corporation, trust or group thereof) in which the Company is not the surviving corporation, or any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company or (iii) the commencement by any "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of a bona fide tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase shares of Common Stock of the Company.

                  "NASD" means the National Association of Securities Dealers, Inc.

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

                  "Offering" is defined in the preamble.

                  "Property" is defined in section 5.1(d)(ii).

                  "Redemption Date" is defined in Section 5.6.

                  "Redemption Price" is defined in Section 4.1.

                  "Registration Statement" is defined in the preamble.

                  "SEC" is defined in the preamble.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Separation Date" is defined in Section 3.2.

                  "Signatures Guaranteed" is defined in Section 3.3.

                  "Transfer Agent" means American Stock Transfer & Trust Company, in its capacity as transfer agent for the Common Stock, and any successor thereto.

                  "Underwriting Agreement" is defined in Section 2.2(b)(i).

                  "Unit" is defined in the preamble.

                  "Unit Agent" means American Stock Transfer & Trust Company, in its capacity as Unit Agent, and any successor thereto.

                  "Unit Certificate" is defined in the preamble.

                  "Warrant" is defined in the preamble.

                  "Warrant Agent" means American Stock Transfer & Trust Company, in its capacity as Warrant Agent, and any successor thereto.

                  "Warrant Certificate" is defined in the preamble.

                  "Warrant Shares" is defined in the preamble.

                                   ARTICLE II

           DISTRIBUTION OF UNIT, WARRANT AND COMMON STOCK CERTIFICATES

         2.1. Appointment of Unit Agent, Warrant Agent and Transfer Agent. The Company hereby appoints the Unit Agent, the Warrant Agent and the Transfer Agent to act on its behalf in accordance with this Agreement, and each of the Unit Agent, the Warrant Agent and the Transfer Agent hereby accepts such appointment.

         2.2. Issuance and Distribution of Unit Certificates, Warrant Certificates and Common Stock Certificates.

                  (a) Prior to the Separation Date, the shares of Common Stock and the Warrants included in the Units owned by each registered holder of Units will be represented by Unit Certificates to be issued by the Company.

                  (b) At least two business days prior to any Closing Date,

                  (i) the Company shall deliver to the Unit Agent the appropriate number of Unit Certificates representing the number of Units to be sold on such Closing Date pursuant to the Offering, in the form described in
Section 2.3 hereof and executed on behalf of the Company as described in Section
2.4 hereof. Upon receipt of a written order from the Company, the Unit Agent shall complete and countersign Unit Certificates representing up to 2,300,000 Units (including up to 300,000 Units if the underwriters' over-allotment option in exercised in full) and deliver such Unit Certificates to Janssen/Meyers Associates, L.P. (the "Underwriter") as provided in the Underwriting Agreement, dated September __, 1998, between the Underwriter and the Company (the "Underwriting Agreement"),

                  (ii) the Company shall deliver or cause to be delivered to the Unit Agent the appropriate number of Common Stock Certificates representing the number of shares of Common Stock included in the Units sold pursuant to the Offering. Such Common Stock Certificates shall be in the form as filed with the Registration Statement and duly executed in the manner provided in the Underwriting Agreement and shall be held by the Unit Agent pending the exchange by the registered holders of Unit Certificates for Common Stock Certificates and Warrant Certificates on or after the Separation Date, as described in Section
2.7 hereof, and

                  (iii) the Company shall deliver, or cause to be delivered, to the Warrant Agent the appropriate number of Warrant Certificates representing the number of Warrants included in the Units sold pursuant to the Offering. Such Warrant Certificates shall be in the form described in Section 2.5 hereof and executed on behalf of the Company as described in Section 2.6 hereof. Promptly upon receipt of such Warrant Certificates, the Warrant Agent shall complete and countersign such Warrant Certificates and shall promptly deliver them to the Unit Agent. Such Warrant Certificates shall be held by the Unit Agent pending the exchange by the registered holders of Unit Certificates for Common Stock Certificates and Warrant Certificates on or after the Separation Date, as described in Section 2.7 hereof.

         2.3. Form of Unit Certificates. The Unit Certificates shall be issued in registered form only and, together with the assignment form to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency made pursuant thereto or with any rule or regulation of the NASD, AMEX or any stock exchange or automated quotation



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

system on which the Units may from time to time be listed or quoted, or to conform to customary usage.

         2.4. Execution of Unit Certificates. The Unit Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Unit Certificates shall be manually countersigned and dated the date of countersignature by the Unit Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Unit Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Unit Agent, the signature of such person on such Unit Certificates shall, nevertheless, be valid and such Unit Certificates may be countersigned by the Unit Agent and issued and delivered to those persons entitled to receive the Units represented thereby with the same force and effect as though the person who signed such Unit Certificates had not ceased to be such officer of the Company.

         2.5. Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the election to purchase form and assignment form to be printed on the reverse thereof, shall be substantially in the form of Exhibit B attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency made pursuant thereto or with any rule or regulation of the NASD, AMEX or any stock exchange or any automated quotation system on which the Warrants may from time to time be listed or quoted, or to conform to customary usage.

         2.6. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates shall, nevertheless, be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

         2.7. Exchange of Unit Certificates. Each registered holder of Unit Certificates may, on and after the Separation Date, exchange such holder's Unit Certificates, for (i) Common Stock Certificates representing one share of Common Stock for each Unit represented



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

by such Unit Certificates and (ii) Warrant Certificates representing one Warrant for each Unit represented by such Unit Certificates by surrendering such Unit Certificates to the Unit Agent at the office of the Unit Agent. Upon any such surrender for exchange, the Unit Agent shall deliver to the person entitled thereto Common Stock Certificates representing the number of shares of Common Stock included in the Units and Warrant Certificates representing the number of Warrants included in the Units represented by each Unit Certificate so surrendered.

         2.8. Transfer of Units and Warrants. The Unit Agent shall keep at its offices books in which Unit Certificates and the transfer thereof shall be registered. The Warrant Agent shall register the Warrants included in the Units in the names of the registered holders thereof and register the transfer of such Warrants at such time as the Unit Certificates representing such Warrants are transferred and, from and after the Separation Date, the Warrant Agent shall register the transfer of Warrant Certificates. The Transfer Agent shall register the shares of Common Stock included in the Units in the names of the registered holders thereof and register the transfer of such shares at such time as the Unit Certificates representing such shares are transferred. From and after the Separation Date, the Unit Agent shall not register any transfers of the Unit Certificates. Registration of all certificates pursuant to this Section 2.8 and the transfer thereof shall be done in accordance with the provisions of this Agreement and, to the extent not inconsistent, the regular practice of the Unit Agent, the Warrant Agent or the Transfer Agent, as the case may be.

                                  ARTICLE III

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

         3.1. Applicable Exercise Price. During the Exercise Period, each Warrant Certificate shall, when properly executed by the Company and countersigned by the Warrant Agent, entitle the registered holder thereof to purchase from the Company (and the Company shall issue and sell to such registered holder upon exercise as provided herein), for each Warrant evidenced thereby, one share of Common Stock, at a purchase price initially equal to $6.00 per share, as such purchase price and number of shares purchasable may be adjusted from time to time pursuant to the provisions of Article V hereof, payable in full at the time of exercise. Except as the context otherwise requires, the term "Applicable Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, as the case may be, upon the exercise of a Warrant reflecting all appropriate adjustments made in accordance with the provisions of Article V hereof.


         3.2. Exercisability of Warrants. Each Warrant may be exercised at any time or from time to time on or after __________ __, 1999 or on such earlier date as determined by the Underwriter (the "Separation Date"), and will expire at 5:00 p.m., New York City time, on the earlier to occur of (i) __________ __, 2003 or (ii) the business day immediately preceding the Redemption Date (the "Exercise Deadline"). The term "Exercise Period" as used in this Agreement shall mean the period from and including the Separation Date through the Exercise Deadline. Upon its exercise, each Warrant shall automatically terminate.


         3.3. Procedure for Exercise of Warrants. During the Exercise Period and subject to the provisions of Section 3.2 hereof, the Warrants may be exercised by surrendering



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the Warrant Certificates representing such Warrants to the Warrant Agent at its principal corporate office (the "Corporate Office"), which is currently at 40 Wall Street, New York, New York, with the election to purchase form set forth on the Warrant Certificates duly completed and executed, with a medallion or other acceptable signature guarantee by a member firm of a national securities exchange, a commercial bank or trust company located in the United States, a member of the NASD or other eligible guarantor institution which is a participant in a medallion signature guarantee program or a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Exchange Act) acceptable to the Warrant Agent ("Signatures Guaranteed"), accompanied by payment in full of the Applicable Exercise Price as provided in Section 3.1 in effect at the time of such exercise, together with such taxes as are specified in the last sentence of Section 8.1(b) hereof, for each Warrant Share with respect to which such Warrants are being exercised. Such Applicable Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Company. The date a Warrant is exercised in accordance with this Section 3.3 is sometimes referred to herein as the "Exercise Date" with respect to such Warrant. As soon as practicable on or after the Exercise Date of any Warrants, the Warrant Agent shall notify the Company in writing of the exercise of such Warrants.

         3.4. Issuance of Warrant Shares. As soon as practicable after the Exercise Date with respect to a Warrant, the Company shall issue, or cause the Transfer Agent to issue, a certificate or certificates for the number of full shares of its Common Stock to which such holder is entitled upon exercise of such Warrant, registered in accordance with the instructions set forth on the election to purchase. All Warrant Shares shall be validly authorized and, when issued upon exercise of the Warrants and paid for in accordance with the terms hereof, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances or restrictions on sale created by the Company in respect of the issue thereof, and free and clear of all preemptive rights, and shall be previously unissued shares. The Company will use its best efforts to maintain an effective registration statement under the Securities Act such that the issuance of such Warrant Shares shall be registered by the Company under the Securities Act, in accordance with the provisions of Article VII hereof. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Exercise Date of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for the Warrant Shares.

         3.5. Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Exercise Date, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Fractions of shares and Warrants shall be treated as provided in Section 5.1(e).

         3.6. Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants the maximum number of its authorized but



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

unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

         3.7. Disposition of Proceeds. The Warrant Agent shall account at least monthly (or more frequently upon the request of the Company, provided that in no event shall the Warrant Agent be required to account more frequently than weekly) to the Company with respect to Warrants exercised and concurrently deliver to the Company all funds to which the Company is entitled.

                                   ARTICLE IV

                             REDEMPTION OF WARRANTS


         4.1. Redemption Price. The Company may, at its option, upon not less than 30 days' prior notice, call for redemption, in whole or in part, all of the outstanding Warrants at a redemption price of $.10 per Warrant (such price is hereinafter referred to as the "Redemption Price"), at any time on or after the fifteenth month following the date of the prospectus of which the Registration Statement forms a part, provided that (i) the last sales price of the Company's Common Stock as reported by AMEX (or such exchange on which the Common Stock is then traded) for 20 consecutive trading days ending within ten days of the date of the notice of redemption is at least $9.00 and (ii) there is a current registration statement covering the resale of the underlying shares of Common Stock. Notice of such redemption must be given to the Warrant Agent by the Company pursuant to Section 5.6 no later than 15 days following the end of such 20-day period. In the event the company exercises its right to redeem the Warrants, such will be exercisable until the close of business on the business day immediately preceding the Redemption Date. In the event the Company exercises its right to redeem less than all of the outstanding Warrants as provided in this Section 4.1, the number of Warrants to be surrended by each registered holder thereof shall be such holder's pro rata portion of the total amount to be redeemed by the Company at the time the Company's right is exercised. If any Warrant called for redemption is not exercised by such time, such Warrant shall cease to be exercisable and the holder thereof shall be entitled only to receive the Redemption Price.


         4.2. Payment of Redemption Price. On or prior to the opening of business on the Redemption Date, the Company will deposit with the Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to purchase all the Warrants being redeemed. Payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Corporate Office.

                                   ARTICLE V

                        ADJUSTMENTS AND NOTICE PROVISIONS

         5.1. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants. The number of shares of Common Stock purchasable upon the exercise of each



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

Warrant and the Applicable Exercise Price shall be subject to adjustment as follows (each, an "Adjustment Event"):

                  (a) Stock Dividends and Stock Splits. If at any time after the date hereof and before the Exercise Deadline (i) the Company shall fix a record date for the issuance of any dividend payable in shares of its Common Stock or
(ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of such Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective time of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of each Warrant will be appropriately increased so that each registered holder thereafter will be entitled to receive the number of shares of Common Stock that such registered holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Applicable Exercise Price will be appropriately adjusted as provided below in
Section 5.1(g). The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 5.1(a) shall, in the case of a subdivision or split-up, be the effective time thereof and shall, in the case of a stock dividend, be the record date thereof. With respect to any Warrant exercised on or after the record date for the issuance of a stock dividend and prior to the payment date for such dividend, the Company shall not be required to deliver to the registered holder of such Warrant the number of additional shares of Common Stock to which such registered holder may be entitled pursuant to the adjustment provided for in this Section 5.1(a), unless and until such time as such stock dividend is paid to the holders of Common Stock. If a dividend is declared and such dividend is not paid, the Applicable Exercise Price shall again be adjusted to be the Applicable Exercise Price in effect immediately prior to such record date.

                  (b) Combination of Stock. If at any time after the date hereof and before the Exercise Deadline the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective time of such combination, the number of shares of Common Stock to be delivered upon exercise of each Warrant will be appropriately decreased so that the registered holder thereafter will be entitled to receive the number of shares of Common Stock that such registered holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Applicable Exercise Price will be appropriately adjusted as provided below in Section 5.1(g).

                  (c) Reorganization. If at any time after the date hereof and before the Exercise Deadline there shall be effected any capital reorganization of the Company, or any reclassification of the Company's Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person (including any merger or consolidation in which the Company is the continuing or surviving corporation and which results in a reclassification of or change in outstanding shares of its Common Stock, but excluding any merger or consolidation in which the Company is the continuing or surviving corporation and which does not result in any reclassification of or change in outstanding shares of its Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof), in such a way that the holders of the Common Stock shall be entitled to receive stock, other securities, cash or assets (whether such stock, other securities, cash or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, as a condition precedent to the consummation of any such transaction, the Company shall cause effective provisions to be made so that upon exercise of each Warrant, the registered holder shall have the right to receive the kind and amount of stock, other securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of the Common Stock that such registered holder would have been entitled to receive upon exercise of a Warrant had the Warrant been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, lease or other transfer. The Company shall take such steps in connection with any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter delivered upon exercise of the Warrants. The Company or any successor person (to the extent that holders of the Company's Common Stock will be entitled to receive stock or other securities of such successor), as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing and providing that the successor person, if any, shall assume the obligations of the Company hereunder. The provisions of this paragraph (c) shall similarly apply to successive mergers, consolidations or sales.

                  (d) Distributions and Rights Offering. (i) If at any time after the date hereof and before the Exercise Deadline the Company shall issue to all holders of its Common Stock or sell, or fix a record date for the issuance to all holders of its Common Stock of, rights, options or warrants entitling the holders thereof to subscribe for or purchase its Common Stock (or other securities convertible or exchangeable into or exercisable for its Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the closing price per share of Common Stock on AMEX, or on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed on AMEX or traded on any such exchange, the fair market value per share of the Common Stock as reasonably determined by the Board of Directors of the Company (the "Closing Price") on the date of such issuance or sale or on such record date then, immediately after the date of such issuance or sale or on such record date, the number of shares of the Common Stock to be delivered upon exercise of each Warrant shall be appropriately increased so that the registered holder thereafter will be entitled to receive the number of shares of the Common Stock determined by multiplying the number of shares of Common Stock such registered holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the numerator of which will be the number of shares of Common Stock outstanding (including, for this purpose, all Common Stock issuable upon conversion of all convertible preferred stock) on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be) and the denominator of which will be the number of shares of the Common Stock outstanding (including, for this purpose, all shares of such Common Stock issuable upon conversion of all convertible preferred stock) on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the Applicable Exercise Price shall be adjusted as provided below in Section 5.1(g). Shares of

Common Stock and convertible preferred stock of the Company owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Applicable Exercise Price shall again be adjusted to be the Applicable Exercise Price which would then be in effect if such record date had not been fixed.

                  (ii) If (other than in a dissolution or liquidation) the Company shall, at any time after the date hereof and before the Exercise Deadline, fix a record date for the distribution to all holders of its Common Stock any shares of capital stock of such Company (other than its Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(i) above) (any of the foregoing being hereinafter in this paragraph (d)(ii) called the "Property"), then in each such case, unless the Company elects to reserve shares or other units of such Property for distribution to the registered holder upon exercise of the Warrants of such registered holder so that, in addition to the shares of the Company's Common Stock to which such registered holder is entitled, such registered holder will receive upon such exercise the amount and kind of such Property that such registered holder would have received if the registered holder had, immediately prior to the record date for the distribution of the Property, exercised the Warrant, then the number of shares of the Company's Common Stock to be delivered to such registered holder upon exercise of the Warrant shall be increased so that the registered holder thereafter shall be entitled to receive the number of shares of such Common Stock determined by multiplying the number of shares such registered holder would have been entitled to receive immediately before such record date had the registered holder exercised the Warrant immediately prior thereto by a fraction, the numerator of which shall be the Closing Price per share of such Common Stock on such record date plus the then fair market value (as reasonably determined by the Board of Directors of the Company) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Stock and the denominator of which shall be the Closing Price of the Common Stock, and the Applicable Exercise Price shall be adjusted as provided below in
Section 5.1(g). If a record date for such distribution is fixed and such distribution is not made, the Applicable Exercise Price shall again be adjusted to be the Applicable Exercise Price in effect immediately prior to such record date.

                  (e) No Fractional Shares. No fractional shares of any Common Stock or scrip shall be issued to any registered holder in connection with the exercise of any Warrant. Instead of any fractional shares of its Common Stock that would otherwise be issuable to such registered holder, the Company will pay to such registered holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of its Common Stock.

                  (f) Adjustment Carryovers. Notwithstanding any other provision of this Article V, no adjustment shall be made to the number of shares of the Common Stock to be delivered to the registered holder (or to the Applicable Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to 1% or more of the number of shares of the Company's Common Stock to be so delivered.

                  (g) Exercise Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Applicable Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Applicable Exercise Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock purchasable immediately thereafter.

         5.2. No Adjustment for Dividends. Except as provided in Section 5.1, no adjustment in respect of any dividends shall be made during the term of any Warrant or upon the exercise of any Warrant.

         5.3. Other Adjustments. Notwithstanding anything to the contrary in this Agreement, at its sole discretion, the Company may lower the Applicable Exercise Price applicable to its Common Stock.

         5.4. Notice of Adjustment. Whenever the Company adjusts the number of Warrant Shares that may be purchased upon the exercise of the Warrants or the Applicable Exercise Price as required by this Agreement, the Company shall promptly mail by first class, postage prepaid, to each registered holder and the Warrant Agent, notice of such adjustment or adjustments and a certificate of the President, Chief Financial Officer or Treasurer of the Company setting forth the number of shares of the Company's Common Stock purchasable upon the exercise of each Warrant and the Applicable Exercise Price after such adjustment, setting forth in reasonable detail the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         5.5. Notices of Corporate Action. In the event of

                  (a) the taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or warrant, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Material Event involving the Company, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) any other event that would result in an adjustment pursuant to this Article V of the Applicable Exercise Price with respect to the Common Stock or the number of Warrant Shares that may be purchased upon exercise of a Warrant, the Company will mail to each registered holder at the address appearing in the register maintained by the Warrant Agent and to the Warrant Agent a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or other event is to take place and the time, if any, such time is to be fixed, as of which the holders of record of the Company's Common Stock (or other securities) shall be entitled to exchange their shares of such Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or other event and (iii) in the case of a Material Event, to the extent known, the amount and type of consideration (or the means of determining the consideration) the holders of record of the Common Stock are entitled to receive. Such notice shall be mailed at least 10 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 10 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision
(ii). Notwithstanding anything to the contrary in this Section 5.5, with respect to any transaction or other event pursuant to which the Company is required to deliver to holders of Common Stock a Schedule 14D-9 (the "Schedule 14D-9") pursuant to the rules and regulations under the Exchange Act the Company's notice obligations to the registered holders of Warrants pursuant to this
Section 5.5 shall be limited to mailing to each registered holder of Warrants at the address appearing in the register maintained by the Warrant Agent and to the Warrant Agent a copy of the Schedule 14D-9 at the same time such Schedule 14D-9 is mailed to holders of Common Stock.


         5.6. Notice of Redemption. Notice of any call for redemption shall be given to the Warrant Agent by the Company upon not less than 30 days nor more than 60 days prior to the date established for such redemption (the "Redemption Date") and subject to Section 4.1 hereof, such notice shall be mailed to all registered holders of Warrant Certificates by the Warrant Agent promptly after the Company shall have given such notice to the Warrant Agent. Such notice of redemption will specify the Redemption Date and the Redemption Price. The notice will state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Corporate Office, and will also state that the right to exercise the Warrants will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the Redemption Date. The Company will also make prompt public announcement of such redemption by news release and by notice to AMEX or any national securities exchange on which the Warrants are listed for trading.

         5.7. Verification of Computations. Whenever the Applicable Exercise Price for the Common Stock is adjusted as provided in this Article V, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available upon request a brief summary thereof to the holders of the Warrant Certificates (which summary may be included in any notice of adjustment required by Section 5.4 hereof if the Company so elects).

         5.8. Effect of Failure to Give Notice. The failure to give any notice required by this Article V or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other event or the vote upon any such action.

         5.9. Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article V, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

                                   ARTICLE VI

                            OTHER PROVISIONS RELATING
                         TO RIGHTS OF REGISTERED HOLDERS
                  OF UNIT CERTIFICATES AND WARRANT CERTIFICATES

         6.1. Rights of Unit Holders. The registered holder of any Unit or Unit Certificate shall, by virtue of such holder's beneficial ownership of the Common Stock included in the Unit, be entitled to all rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions and to receive notice of, and to attend, meetings of stockholders and any other proceedings of the Company.

         6.2. Rights of Warrant Holders.

                  (a) The registered holder of any Warrant or Warrant Certificate shall not, solely by virtue thereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, until such holder shall have exercised such Warrants and been issued shares of Common Stock of the Company in accordance with the provisions hereof, in which case such exercising holder shall be entitled only to the rights of a stockholder of the Company for the Common Stock for which such Warrants were exercised.

                  (b) All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's rights to exercise the Warrants evidenced by the Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

         6.3. Lost, Stolen, Mutilated or Destroyed Unit Certificates or Warrant Certificates. If any Unit Certificate or Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall direct the Unit Agent or the Warrant Agent, as the case may be, to execute and deliver, in exchange and substitution for, and upon cancellation of a mutilated Unit Certificate or Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Unit Certificate or Warrant Certificate, a new Unit Certificate or Warrant Certificate for the number of Units or Warrants represented by the Unit Certificate or Warrant Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Unit Certificate or Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Unit Agent or Warrant Agent, as the case may be. Applicants for such substitute Unit Certificates or Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or the Unit Agent or the Warrant Agent may prescribe. Any such new Unit Certificate or Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Unit Certificate or Warrant Certificate shall be at any time enforceable by anyone.

                                  ARTICLE VII

                TRANSFER AND REGISTRATION OF UNITS AND WARRANTS;
                            LISTING OF WARRANT SHARES

         7.1. Sale of Units, Warrants and Warrant Shares. The Units and the Warrants, and any interest in any of them, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Article VIII hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

         7.2. Registration of Units, Warrants and Warrant Shares. The issuance of the Units, the Common Stock and Warrants included in the Units and the Warrant Shares have been registered under the Securities Act pursuant to the Registration Statement. The Company covenants and agrees that from and after the Separation Date:


                  (a) it will use all commercially reasonable efforts to either
(i) maintain the effectiveness of the Registration Statement through the Exercise Deadline or until such time as no Warrants remain outstanding or (ii) prepare and file with the SEC a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement with respect to the Warrant Shares effective from the Separation Date through the Exercise Deadline or until such earlier time as no Warrants remain outstanding;


                  (b) as expeditiously as possible, it will register or qualify the Warrant Shares to be delivered upon exercise of the Warrants under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary and use its best efforts to maintain all such registrations or qualifications in effect from the Separation Date through the Exercise Deadline or until such earlier time as no Warrants remain outstanding; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject; and

                  (c) it will pay all expenses incurred by the Company in complying with this Section 7.2, including, without limitation, (i) all registration and filing fees, (ii) all printing expenses, (iii) all fees and disbursements of counsel and independent public accountants, (iv) all NASD and Blue Sky fees and expenses (including fees and expenses of counsel in connection with any Blue Sky surveys), and (v) the entire expense of any special audits incident to or required by any such registration.

         7.3. Listing of Warrant Shares on Securities Exchanges. The Company will use its best efforts to list for quotation on AMEX, or such other over-the-counter quotation system on which the Common Stock may at any time be listed, or on any national securities exchange on which the Common Stock may at any time be listed, the Warrant Shares, and will maintain such listing so long as any other shares of Common Stock are so listed; and the Company shall use its best efforts to so list on AMEX, or such other over-the-counter quotation system, or each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are traded on AMEX or such over-the-counter quotation system or listed on such national securities exchange. Any such quotation or listing will be at the Company's expense.

         7.4. Availability of Information. Until three years after the Exercise Deadline, the Company will comply with all applicable periodic public information reporting requirements of the SEC to which it may from time to time be subject.

                                  ARTICLE VIII

           SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION
                  OF UNIT CERTIFICATES AND WARRANT CERTIFICATES

         8.1. Split Up, Combination, Exchange and Transfer of Unit Certificates and Warrant Certificates.

                  (a) Unit Certificates. Prior to the Separation Date and the issuance of Warrant Certificates and Common Stock Certificates in exchange for Unit Certificates pursuant to Section 2.7 hereof, Unit Certificates, subject to the provisions of Section 8.2, may be split up, combined or exchanged for other Unit Certificates representing a like aggregate number of Units or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Unit Certificate or Unit Certificates shall make such request in writing delivered to the Unit Agent at its Corporate Office prior to the Separation Date and shall surrender the Unit Certificate or Unit Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Unit Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Unit Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Unit Certificates may be effected by the Unit Agent from time to time until the Separation Date upon the books of the Company to be maintained by the Unit Agent for that purpose, upon a surrender of the Unit Certificate to the Unit Agent at its Corporate Office, with the assignment form set forth in the Unit Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Unit Agent shall execute and deliver to the person entitled thereto a Unit Certificate or Unit Certificates, an the case may be, as so requested. The Unit Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Unit Certificates prior to the issuance of any new Unit Certificate. On and subsequent to the Separation Date, the Unit Agent shall not record any split up, combination, exchange or transfer of Unit Certificates.

                  (b) Warrant Certificates. Prior to the Separation Date, a Warrant may not be divided or combined with other Warrants or exchanged, assigned or transferred except as part of the Unit in which such Warrant is included, and the Warrant Agent will not record an exchange, assignment or transfer of a Warrant in the Warrant register except in connection with the exchange, assignment or transfer of the Unit in which such Warrant is included. On and after the Separation Date and the issuance of Warrant Certificates pursuant to Section 2.7 hereof, Warrant Certificates, subject to the provisions of section 8.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants, or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates on and after the Separation Date shall make such request in writing delivered to the Warrant Agent at its Corporate Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time on and after the Separation Date upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Corporate Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

                  (c) Common Stock Certificates. Prior to the Separation Date, Common Stock Certificates may not be divided or combined with other Common Stock Certificates or exchanged, assigned or transferred except as part of the Unit in which such Common Stock is included, and the Transfer Agent will not record an exchange, assignment or transfer of shares of Common Stock in the Common Stock Register except in connection with the exchange, assignment or transfer of the Unit in which such Common Stock is included.

         8.2. Cancellation of Unit Certificates and Warrant Certificates. Any Unit Certificate or Warrant Certificate surrendered for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company or, in the case of Warrant Certificates, surrendered upon exercise of Warrants, shall be cancelled and shall not be reissued by the Company; and, except as provided
(i) in Section 3.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 8.1, in case of a split up, combination, exchange or transfer of the Units evidenced by a Unit Certificate or Warrants evidenced by a Warrant Certificate, no Unit Certificate or Warrant Certificate shall be issued hereunder in lieu of such canceled Unit Certificate or Warrant Certificate. Any Unit Certificate or Warrant Certificate so cancelled shall be destroyed by the Unit Agent or Warrant Agent, as the case may be, unless otherwise directed in writing by the Company.

         8.3. Agreement of Unit Certificate and Warrant Certificate Holders. Every holder of a Unit Certificate and/or Warrant Certificate by accepting the same consents and agrees with the Company and the Unit Agent and Warrant Agent and with every other holder of a Unit Certificate and/or Warrant Certificate that:

                  (a) transfer of the Unit Certificates and the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Unit Agent and Warrant Agent only if surrendered at the Corporate Office of the Unit Agent or Warrant Agent, as the case may be, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

                  (b) prior to due presentment for registration of transfer of a Unit Certificate or a Warrant Certificate, the Company and the Unit Agent or the Warrant Agent, as the case may be, may deem and treat the person in whose name the Unit Certificate or Warrant Certificate is registered as the absolute owner thereof and of the securities evidenced thereby (notwithstanding any notations of ownership or writing on the Unit Certificates or Warrant Certificates made by anyone other than the Company, the Unit Agent or the Warrant Agent) for the purpose of any exercise thereof and for all other purposes, and neither the Company, the Unit Agent nor the Warrant Agent shall be affected by any notice to the contrary.

                                   ARTICLE IX

                      PROVISIONS CONCERNING THE UNIT AGENT
                     AND THE WARRANT AGENT AND OTHER MATTERS

         9.1. Payment of Taxes and Charges. The Company will from time to time promptly pay to the Unit Agent and the Warrant Agent, or make provisions satisfactory to the Unit Agent and the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Unit Agent or the Warrant Agent in connection with the issuance or delivery of (i) shares of Common Stock and Warrants upon surrender of the Unit Certificates on and after the Separation Date pursuant to Section 2.7 and
(ii) shares of any Common Stock upon the exercise of any Warrants, but any transfer taxes in connection with the issuance of Unit Certificates or Warrant Certificates or Common Stock Certificates in any name other than that of the registered holder of the Unit Certificate or Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Unit Certificate or Warrant Certificate or Common Stock Certificate until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

         9.2. Resignation or Removal of Unit Agent or Warrant Agent. The Unit Agent or Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Unit Agent or Warrant Agent, the Company may remove the Unit Agent or Warrant Agent; provided, however, that in such event the Company shall appoint a new Unit Agent or Warrant Agent, as hereinafter provided, and the removal of the Unit Agent or Warrant Agent shall not be effective until a new Unit Agent or Warrant Agent has been appointed and has accepted such appointment. If the office of the Unit Agent or Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Unit Agent or Warrant Agent, as the case may be. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Unit Agent or Warrant Agent or by the registered holder of any Unit Certificate or Warrant Certificate, then the registered holder of any Unit Certificate or Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Unit Agent or Warrant Agent, as the case may be. Any successor Unit Agent or Warrant Agent, whether appointed by the Company or any such court, shall be a registered transfer agent, bank or trust company in good standing and incorporated under the United States banking laws or under the laws of any state within the United States, having its Corporate Office within the United States. Any new Unit Agent or Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Unit Agent or Warrant Agent last in office and to the Company an instrument accepting such appointment under substantially the same terms and conditions as are contained herein and thereupon such new Unit Agent or Warrant Agent, without any further act or deed, shall become vested with the rights, powers, duties and responsibilities of the Unit Agent or Warrant Agent and the former Unit Agent or Warrant Agent shall cease to be the Unit Agent or Warrant Agent, as the case may be; but if for any reason it becomes necessary or expedient to have the former Unit Agent or Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Unit Agent or Warrant Agent promptly following the request therefor.

         9.3. Notice of Appointment. Not later than the effective date of the appointment of a new Unit Agent or Warrant Agent, the Company shall cause notice thereof to be mailed to the former Unit Agent or Warrant Agent and the Transfer Agent, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Unit Certificate or Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Unit Agent or Warrant Agent.

         9.4. Merger of Unit Agent or Warrant Agent. Any company into which the Unit Agent or the Warrant Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Unit Agent or the Warrant Agent shall be a party, shall be the successor Unit Agent or the Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Unit Agent or Warrant Agent under the provisions of Section 9.2 hereof. Any such successor Unit Agent or Warrant Agent may adopt the prior countersignature of any predecessor Unit Agent or Warrant Agent and distribute Unit Certificates or Warrant Certificates countersigned but not distributed by such predecessor Unit Agent or Warrant Agent, or may countersign the Unit Certificates or Warrant Certificates in its own name.

         9.5. Company Responsibilities. The Company agrees that it shall (i) pay the Unit Agent and the Warrant Agent reasonable remuneration for its services as the Unit Agent and the Warrant Agent hereunder in accordance with the fee schedule provided concurrently herewith to the Company and will reimburse the Unit Agent and the Warrant Agent upon demand for all expenses, advances and expenditures that the Unit Agent and the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel), (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due in lieu of fractional shares pursuant to Section 5.1(e) upon exercise of Warrants and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Unit Agent or the Warrant Agent for the carrying out or performing by the Unit Agent or the Warrant Agent of the provisions of this Agreement.

         9.6. Certification for the Benefit of Unit Agent or Warrant Agent. Whenever in the performance of its duties under this Agreement the Unit Agent or the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the Chief Executive Officer, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Unit Agent or the Warrant Agent. Such certificate or instrument may be relied upon by the Unit Agent or the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Unit Agent or the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

         9.7. Books and Records. The Unit Agent and the Warrant Agent shall maintain the Company's books and records for registration of holders and registration of transfer of the Unit Certificates and the Warrant Certificates issued hereunder. Such books and records shall show the names and addresses of the respective holders of the Unit Certificates and the Warrant Certificates, the number of shares of Common Stock and the Warrants evidenced on its face by each Unit Certificate and, in the case of Warrants, each Warrant Certificate and the date of each Unit Certificate and Warrant Certificate.

         9.8. Liability of Unit Agent and Warrant Agent. The Unit Agent and the Warrant Agent shall be liable hereunder for its own negligence or willful misconduct. The Unit Agent and the Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. Neither the Unit Agent nor the Warrant Agent shall be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Unit Certificates or the Warrant Certificates (except its respective countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. Neither the Unit Agent nor the Warrant Agent will incur any liability or responsibility to the Company or to any holder of any Unit Certificate or Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Unit Agent or the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. Neither the Unit Agent nor the Warrant Agent shall be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Unit Certificate or Warrant Certificate (except its respective countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Unit Certificate or Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of
Article V hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Unit Certificate or Warrant Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued and fully paid and nonassessable.

         9.9. Use of Attorneys, Agents and Employees. The Unit Agent and the Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its duly authorized attorneys, agents or employees.

         9.10. Indemnification. The Company agrees to indemnify the Unit Agent and the Warrant Agent and save each of them harmless against any and all losses, expenses or liabilities, including judgments, costs and reasonable counsel fees arising out of or in connection with its respective agency under this Agreement, except as a result of the negligence or willful misconduct of the Unit Agent or the Warrant Agent, as the case may be.

         9.11. Acceptance of Agency. Each of the Unit Agent and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

         9.12. Changes to Agreement. The Unit Agent and the Warrant Agent may, without the consent or concurrence of any registered holder of a Unit Certificate or Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Unit Agent or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed or
(iii) result in the surrender of any right or power reserved to or conferred upon the Company, the Unit Agent or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Unit Certificates or Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding (or, if prior to the Separation Date, the registered holders of Unit Certificates representing not less than 50% of the Units then outstanding); and provided further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or increase the Applicable Exercise Price therefor, or the acceleration of the Exercise Deadline shall be made without the consent in writing of the registered holder of the Warrant Certificate representing such Warrant (or, if prior to the Separation Date, the holder of the Unit Certificate representing such Warrant), other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         9.13. Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Unit Agent or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         9.14. Successor to Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Unit Agent and the Warrant Agent and delivered to the Unit Agent and the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. A sale of all or substantially all of the assets of the Company for a consideration (apart from assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         9.15. Notices. Any notice or demand required by this Agreement to be given or made by the Unit Agent or the Warrant Agent or by the registered holder of any Unit Certificate or Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Unit Agent and the Warrant Agent by the Company) to the Company as follows:

                           Anthra Pharmaceuticals, Inc.
                           103 Carnegie Center
                           Suite 102
                           Princeton, New Jersey  08540
                           Attention:  President

                           with a copy to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York  10104
                           Attention:  Joseph W. Bartlett, Esq.

Any notice or demand required by this Agreement to be given or made by the registered holder of any Unit Certificate or Warrant Certificate or by the Company to or on the Unit Agent, the Warrant Agent or the Transfer Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Unit Agent, the Warrant Agent or the Transfer Agent), as follows:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York, NY  10005
                           Attention:  Executive Vice President

Any notice or demand required by this Agreement to be given or made by the Company, the Unit Agent, the Warrant Agent or the Transfer Agent to or on the registered holder of any Unit Certificate or Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at the last address of such holder as shown on the books of the Company maintained by the Unit Agent, the Warrant Agent or the Transfer Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

         9.16. Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Unit Certificate or Warrant Certificate or the legality or validity of any adjustment made pursuant to Article V hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

         9.17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

         9.18. Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Unit Agent, the Warrant Agent, the Transfer Agent and the registered holders of the Unit Certificates and the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Unit Agent, the Warrant Agent and the Transfer Agent and their respective successors and assigns, and the registered holders of Unit Certificates and Warrant Certificates.

         9.19. Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         9.20. Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original and both of which shall together constitute but one and the same instrument.

         9.21. Conflict of Interest. The Unit Agent and the Warrant Agent and any shareholder, director, officer or employee of the Unit Agent and the Warrant Agent may buy, sell or deal in any of the Unit Certificates or the Warrant Certificates or other securities of the Company, may be pecuniarily interested in any transaction in which the Company may be interested, or may contract with or lend money to the Company or otherwise act as fully and freely as though the Unit Agent or the Warrant Agent were not Unit Agent or Warrant Agent under this Agreement. Nothing herein shall preclude the Unit Agent or the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as trustee under any indenture or as transfer agent for the Units, Common Stock or any other securities of the Company, or for any other legal entity.

         9.22. Availability of the Agreement. The Unit Agent and the Warrant Agent shall keep copies of this Agreement available for inspection by holders of Units, Unit Certificates, Warrants and Warrant Certificates during normal business hours at its Corporate Office. Copies of this Agreement may be obtained without charge upon written request to the Company at its address set forth in
Section 9.15.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                       ANTHRA PHARMACEUTICALS, INC.

                                       By:
                                          --------------------------------------
                                          Name:  Michael C. Walker
                                          Title:  President

                                       AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY, as Unit Agent, Warrant Agent
                                       and Transfer Agent

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   Exhibit A


                                        COUNTERSIGNED AND REGISTERED:
                                        AMERICAN STOCK TRANSFER & TRUST COMPANY

                                              Unit Agent



                                        By: ____________________________________
                                                   Authorized Signature


NUMBER                                                                     UNITS


                          ANTHRA PHARMACEUTICALS, INC.
              Incorporated under the Laws of the State of Delaware

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                           CUSIP________________

THIS CERTIFIES THAT, FOR VALUE RECEIVED

(the "Registered Holder") is the owner of the number of fully-paid and non-assessable Units specified above, transferable only by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.


         Each Unit consists of one share of common stock, par value $.01 per share (the "Common Stock"), of Anthra Pharmaceuticals, Inc. ("Anthra" or the "Company") and one Class A redeemable Common Stock purchase warrant (the "Warrant"), each Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $6.00 per share, subject to adjustment in certain events, exercisable at any time during the period beginning on __________ __, 1999 or on such earlier date as determined by the Underwriter (the "Separation Date") and ending on __________ __, 2003 (unless earlier redeemed). The terms of this Unit and the Warrants are governed by a Unit and Warrant Agreement, dated as of September __, 1998 (the "Unit and Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Unit Agent, Warrant Agent and Transfer Agent, and are subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Unit and Warrant Agreement by acceptance hereof. Copies of the Unit and Warrant Agreement are on file at the office of the Unit Agent at 40 Wall Street, New York, New York, 10005, and are available to any holder on written request without cost.


         This certificate is not valid unless countersigned and registered by the Unit Agent.

         The Warrants and shares of Common Stock of the Company represented by this Unit Certificate shall not be separately transferable until the Separation Date. On and after the Separation Date, the Registered Holder of this Unit Certificate may surrender it to the Unit Agent at its Corporate Office specified in the Unit and Warrant Agreement in exchange for the Warrants and shares of Common Stock represented hereby. The Units represented by this Unit Certificate shall not be transferable on and subsequent to the Separation Date. On and subsequent to the Separation Date, the Warrants and the shares of Common Stock represented by this Unit Certificate may only be separately transferred.

         IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of the corporate seal to be imprinted hereon.

Dated: ______________________________         ANTHRA PHARMACEUTICALS, INC.
             [CORPORATE SEAL]           By: ____________________________________
                                                 Chief Executive Officer

                                        By: ____________________________________
                                                       Treasurer

                                     [BACK]


                          ANTHRA PHARMACEUTICALS, INC.

         This certificate certifies that for value received the Registered Holder hereby is entitled, at any time commencing on the Separation Date, to exchange each Unit represented by this Unit Certificate for Common Stock Certificates representing one share of Common Stock for each Unit represented by this Unit Certificate and Warrant Certificates representing one Warrant for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Unit Agent at its Corporate Office specified in the Unit and Warrant Agreement together with any documentation required by such Unit Agent.

         REFERENCE IS MADE TO THE UNIT AND WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH UNIT AND WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THIS CERTIFICATE.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -   as tenants in common          UNIF GIFT MIN ACT             -  _______________ Custodian
TEN ENT           -   as tenants by the entirety                                          (Cust)
JT TEN            -   as joint tenants with right                                    _______________
                      of survivorship and not as                                          (Minor)
                      tenants in common
COM PROP          -   as community property                                          under Uniform Gifts to Minors
                                                                                     Act



                                                                                     _______________
                                                                                         (State)
                                                    UNIF TRF MIN ACT              -  _______________ Custodian
                                                                                          (Cust)
                                                                                     _______________
                                                                                          (Minor)

                                                                                     under Uniform Transfers to
                                                                                     Minors Act
                                                                                     ________________
                                                                                            (State)



     Additional abbreviations may also be used though not in the above list.

                                [BACK CONTINUED]

         For Value Received, _________________________________ hereby sell(s), assign(s) and transfer(s) unto

       PLEASE INSERT SOCIAL SECURITY OR OTHER
              IDENTIFYING NUMBER OF ASSIGNEE




(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OR ASSIGNEE)









Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint



Attorney to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.

Dated:__________________________

                                    NOTICE:_____________________________________
                                             THE SIGNATURE TO THIS ASSIGNMENT
                                             MUST CORRESPOND WITH THE NAME AS
                                             WRITTEN UPON THE FACE OF THIS
                                             CERTIFICATE IN EVERY PARTICULAR
                                             WITHOUT ALTERATION OR ENLARGEMENT
                                             OR ANY CHANGE WHATEVER.

IMPORTANT:            ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED
                      BELOW BY A FIRM THAT IS A MEMBER OF A NATIONAL SECURITIES
                      EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES
                      DEALERS, INC., BY A COMMERCIAL BANK OR TRUST COMPANY
                      LOCATED IN THE UNITED STATES OR BY ANY OTHER ELIGIBLE
                      GUARANTOR INSTITUTION WHICH IS A PARTICIPANT IN A
                      SIGNATURE GUARANTEE PROGRAM (AS SUCH TERMS ARE DEFINED IN
                      REG. 240.17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF
                      1934, AS AMENDED), ACCEPTABLE TO THE UNIT AGENT.

SIGNATURE GUARANTEE

Name:
                                 (Please Print)
By:

Title:

                                    Exhibit B

                          [FORM OF WARRANT CERTIFICATE]

No. ____

                          Certificate for ___ Warrants

                NOT EXERCISABLE BEFORE 9:30 A.M., NEW YORK CITY TIME, ON __________ __, 1999 OR ON SUCH EARLIER DATE WITH THE PRIOR WRITTEN CONSENT OF THE UNDERWRITER OR AFTER 5:00 P.M., NEW YORK CITY TIME, ON __________ __, 2004, SUBJECT TO EARLIER REDEMPTION AS DESCRIBED HEREIN

                          ANTHRA PHARMACEUTICALS, INC.
                CLASS A COMMON STOCK PURCHASE WARRANT CERTIFICATE

          THIS CERTIFIES THAT, FOR VALUE RECEIVED:__________________


or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above. Each Warrant initially entitles the holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Unit and Warrant Agreement, dated as of September __, 1998, among the Company (as defined below) and American Stock Transfer & Trust Company, as Unit Agent, Warrant Agent and Transfer Agent (the "Unit and Warrant Agreement"), one fully paid and nonassessable share of common stock, par value $.01 per share (the "Common Stock"), of Anthra Pharmaceuticals, Inc., a Delaware corporation ("Anthra" or the "Company"), at an initial exercise price (the "Exercise Price") of $6.00 per share, subject to adjustment pursuant to the Unit and Warrant Agreement. This Warrant may be exercised at any time between __________ __, 1999 or on such earlier date as determined by the Underwriter (the "Separation Date") and the Exercise Deadline (as hereinafter defined), by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed, at the office maintained for that purpose pursuant to the Unit and Warrant Agreement by American Stock Transfer & Trust Company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the applicable exercise price for the Common Stock being acquired (the "Applicable Exercise Price"), plus transfer taxes, if any. Payment of the Applicable Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.



                  The Warrants are subject to redemption by the Company upon 30 days' prior notice at a redemption price of $.10 per Warrant (the "Redemption Price"), at any time on or after the fifteenth month following the date of the prospectus filed as part of the Registration Statement (as defined in the Unit and Warrant Agreement), provided that (i) the last sales price of the Common Stock as reported by the American Stock Exchange (or such exchange on which the Common Stock is then traded) for 20 consecutive trading days ending within ten days of the date of the notice of redemption is at least $9.00 and (ii) there is a current registration statement covering the resale of the underlying shares of Common Stock. Notice of such redemption (the "Redemption Notice") must be given by the Company to the Warrant Agent pursuant to Section 5.6 of the Unit and Warrant Agreement no later than 15 days following the end of such 20-day period.


                  No Warrant may be exercised prior to the Separation Date or after 5:00 p.m., New York City time, on the earlier to occur of (i) __________ __, 2003 or (ii) the business day immediately preceding the date established for redemption in the Redemption Notice (the "Exercise Deadline"). All Warrants evidenced hereby shall thereafter become void.


                  On and after the Separation Date and prior to the Exercise Deadline, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Unit and Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with a medallion or other acceptable signature guarantee by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States or a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a medallion signature guarantee program or a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

                  Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

                  Prior to the Exercise Deadline, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates of the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

                  Upon certain events provided for in the Unit and Warrant Agreement, the Applicable Exercise Price, the number of shares of Common Stock issuable upon the exercise of each Warrant and the Redemption Trigger Price are required to be adjusted.

                  No fractional shares will be issued upon the exercise of Warrants. As to any fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Unit and Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with the Unit and Warrant Agreement and is subject to the terms and provisions contained in said Unit and Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

                  This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

                  This Warrant Certificate shall not be valid for any purpose unless and until it shall have been countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.

                                           ANTHRA PHARMACEUTICALS, INC.

                                           By:  ________________________________
                                                 Name:
                                                 Title:

Seal                                       Attest:

Countersigned                              AMERICAN STOCK TRANSFER & TRUST
                                           COMPANY, as Warrant Agent

Dated:___________________                  By:  ________________________________
                                                 Name:
                                                 Title:

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise ____ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                                (NAME)
         _______________________________________________________________________
                                    (ADDRESS, INCLUDING ZIP CODE)
         _______________________________________________________________________
                         (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                                (NAME)
           _____________________________________________________________________
                                    (ADDRESS, INCLUDING ZIP CODE)

                  If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.

                  In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $______ by certified check or money order payable in United States currency to the order of the Company for the number of Shares of Common Stock for which the Warrant in being exercised.

Dated:___________________

________________________________      _______________________________
(Insert Social Security or other      (Signature of registered holder)
identifying number(s) of holder(s))

                                      ______________________________
                                      (Signature of registered holder,
                                      if co-owned)

                                      NOTE:  Signature must conform in all
                                      respects to name of holder as specified on the face of the Warrant Certificate

                                      Signature Guaranteed:

                                      ____________________________

                          [FORM OF WARRANT ASSIGNMENT]

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee                   Address                      No. of Warrants







and does hereby irrevocably constitute and appoint ___________________ to make such transfer on the books of Anthra Pharmaceuticals, Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:___________________, 19__

_______________________________       ________________________________
(Insert Social Security or other          (Signature of Assignee)
identifying number(s) of holder(s))

                                      ________________________________
                                          (Signature of Assignee,
                                                if co-owned)

                                    NOTE:    Signature must conform in all
                                             respects with the name of the
                                             holder as specified on the face of
                                             the Warrant Certificate.

                                    Signature(s) Guaranteed:

                                    __________________________